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                                                                    Exhibit 10.4

                        THE FIRST NATIONAL BANK OF BOSTON
                               100 Federal Street
                           Boston, Massachusetts 02110

BancBoston Mortgage Corporation
7301 Baymeadows Way
Jacksonville, Florida 32256

         RE:      REPURCHASE OF MORTGAGE LOAN SERVICING RIGHTS

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of March 15, 1996 (the "Credit Agreement") by and among BancBoston Mortgage Corporation (the "Borrower"), the lenders party thereto (collectively, the "Lenders"), Chemical Bank, as administrative agent for itself and the other Lenders (in such capacity, the "Administrative Agent"), and certain other parties. Capitalized terms used herein and not otherwise defined that are defined in the Credit Agreement shall have the same meanings herein as therein.

         Pursuant to the terms of the BBMC Stock Purchase Agreement, The First National Bank of Boston ("FNBB") has sold a majority of the capital stock of the Borrower to certain third-party investors.

         The purchase price paid under the BBMC Stock Purchase Agreement is based in part upon an allocation of value to the Ineligible Servicing Rights (as hereinafter defined).

         The Lenders are willing to permit the Ineligible Servicing Rights to be included in the calculation of the Tranche B Borrowing Base for a period which ends at the close of business on the date which is 90 days following the Closing Date (the "Temporary Eligibility Expiration Date").

         Accordingly, FNBB and the Borrower hereby agree as follows:

         1. The following defined terms shall have the meanings set forth below:

                  Ineligible Servicing Rights - Rights of the Borrower to service mortgage loans for or on behalf of an Approved Investor pursuant to a direct agreement between the Borrower and such Approved Investor which rights would constitute a part of the Eligible Servicing Portfolio under the Credit Agreement except that such Approved Investor has not executed an Approved Investor Acknowledgement Agreement with respect to such servicing rights.
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                  Purchase Price - An amount equal to the sum of the Appraised
         Value of all Subject Servicing Rights and Servicing Receivables relating to Subject Servicing Rights.

                  Repurchase Date - The date that is ninety (90) days following the Closing Date under the Credit Agreement, provided, that if the Temporary Eligibility Expiration Date shall have been extended by the Lenders as to any Ineligible Servicing Rights, the Repurchase Date as to such Ineligible Servicing Rights shall be the Temporary Eligibility Expiration Date as so extended.

                  Subject Servicing Rights - Ineligible Servicing Rights with respect to which, on the Repurchase Date, each of the following is true: (i) an Approved Investor Acknowledgement Agreement has not been obtained, and (ii) such Ineligible Servicing Rights have not been sold or otherwise disposed of in accordance with the terms of the Credit Agreement.

         2. Borrower agrees that it will, following the Closing Date, use reasonable efforts to obtain Acknowledgement Agreements satisfactory to the Lenders for the Ineligible Servicing Rights, and that if FNBB so requests it will use reasonable efforts to sell the Ineligible Servicing Rights prior to the Repurchase Date for the highest price reasonably available on commercially reasonable terms.

         3. On the Repurchase Date FNBB shall repurchase the Subject Servicing Rights from the Borrower for the Purchase Price. The Borrower will cooperate with FNBB to accomplish the transfer of the Subject Servicing Rights to FNBB or its designee.

         4. The Purchase Price shall be paid to the Borrower by wire transfer to an account designated in writing by the Borrower.

         5. Upon the Administrative Agent's delivery of written notice to FNBB, not less than three (3) days prior to Repurchase Date, that the Purchase Price, or any portion thereof, is to be paid to the Administrative Agent or an account specified in such notice, then upon the occurrence of the Repurchase Date, FNBB shall pay the Purchase Price (or such portion) to such account, provided, that nothing set forth herein shall require FNBB to pay an amount in excess of the Purchase Price.

         6. The provisions of this letter agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         7. This letter agreement shall be binding on the parties hereto and their successors and assigns, provided, that other than the grant of a security interest to the Lenders pursuant to the Security Agreement, the Borrower may not assign its rights under this Agreement without the prior written consent of FNBB.
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         8.       This letter agreement may be executed in one or more
counterparts or in separate counterparts, each of which shall constitute a complete agreement and all of which together shall constitute a single instrument.

         If the foregoing correctly sets forth the agreement of the Borrower, FNBB requests that the Borrower indicate its agreement by executing and returning to FNBB a counterpart of this letter agreement before the close of business on March 15, 1996.

                                     Very truly yours,

                                     THE FIRST NATIONAL BANK OF BOSTON

                                     By: /s/ Peter J. Manning
                                         --------------------
                                     Title: Executive Director

ACCEPTED AND AGREED
as of the date of the above letter agreement

BANCBOSTON MORTGAGE CORPORATION

By: /s/ Joe K. Pickett
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